UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 19, 2022

AIXIN LIFE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Colorado	0-17284	84-1085935
State of	Commission	IRS Employer
Incorporation	File Number	Identification No.

Hongxing International Business Building 2, 14th FL, No. 69 Qingyun South Ave., Jinjiang District

Chengdu City, Sichuan Province, China

(Address of principal executive offices)

86-313-6732526

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AIXN	OTCQX

Cautionary Note Regarding Forward-Looking Statements:

Any statements contained in this Current Report on Form 8-K that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “estimates,” “projects,” or similar expressions. Such statements may include, but are not limited to, statements about the Registrant’s planned acquisitions, the purchase price to be paid for such acquisitions and the future performance of the businesses to be acquired, and other statements that are not historical facts. Such statements are based upon the beliefs and expectations of the Company’s management as of this date only and are subject to risks and uncertainties that could cause actual results to differ materially. Therefore, investors are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements, whether as a result of new information, future events or otherwise, other than as required by applicable law.

Item 2.01 Completion of Acquisition or Disposition of Assets.

We, Aixin Life International, Inc., have assumed operational control of Yunnan Runcansheng Technology Company Limited (“Yunnan Runcansheng”) and entered into a Supplementary Agreement to the Equity Transfer Agreement dated July 19, 2022, with Yunnan Sheng Shengyan Technology Co., Ltd. and Chen Yun (collectively, the “Sellers”) wherein the parties waived certain conditions to closing and deemed the consummation of the acquisition of the shares of Yunnan Runcansheng by us to be effective September 30, 2022.

In the Supplementary Agreement all parties agreed to exercise their best efforts to complete any governmental filings and other formalities as soon as reasonably practical and that the remaining balance of the purchase price, RMB 39782600.00, due pursuant to the Equity Transfer Agreement will be paid within 10 working days after completion of the industrial and commercial change and registration of equity and legal representative with the local governmental authorities. We anticipate that this registration will be completed within two weeks, though governmental actions in Chengdu are being delayed by lockdowns in response to COVID-19.

Item 9.01 Financial Statements and Exhibits.

The financial statements of Yunnan Runcansheng, including pro forma financial information, required to be filed in accordance with the instructions to Form 8-K were filed in a Report on Form 8-K/A (Amendment No.1) filed on October 3, 2022.

Exhibit No.	Description
10.1	Supplementary Agreement to Equity Transfer Agreement among the Company, Yunnan Sheng Shengyan Technology Co., Ltd. And Chen Yun.

99.1	Audited Financial Statements of Yunnan Runcansheng Technology Company Limited as of and for the years ended December 31, 2021 and 2020 (incorporated by reference to Report on Form 8-K/A filed on October 3, 2022).

99.2	Unaudited Financial Statements of Yunnan Runcansheng Technology Company Limited as of June 30, 2022, and for the six months ended June 30, 2022 (incorporated by reference to Report on Form 8-K/A filed on October 3, 2022).

99.3	Unaudited Pro Forma Combined Financial Statements as of June 30, 2022, and for the six months ended June 30, 2022 (incorporated by reference to Report on Form 8-K/A filed on October 3, 2022).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AiXin Life International, Inc.

Date: October 6, 2022	By:	/s/ Quanzhong Lin
Quanzhong Lin
Chief Executive Officer